REPLACEMENT TERM NOTE

$2,625,000                                            Dated:  November 13, 1998
                                                        Due:  November 1, 2003

         CFC INTERNATIONAL, INC., a Delaware corporation (the "Maker"), for value received, hereby promises to pay to the order of LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), the principal sum of TWO MILLION SIX HUNDRED TWENTY FIVE THOUSAND DOLLARS ($2,625,000), payable in consecutive monthly installments of principal and interest equal to $20,431.00 each on a monthly basis, commencing December 1, 1998 and continuing on the first day of each and every month thereafter, with a final installment of the then unpaid principal balance outstanding hereunder, plus interest thereon, on November 1, 2003. Interest hereon has been computed at the rate set forth in that certain Amended and Restated Loan Agreement dated as of April 1, 1998 between the Maker and the Bank (as amended from time to time, the "Loan Agreement"). Any amount of interest or principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at an interest rate equal at all times to the "Default Rate" (as defined in the Loan Agreement).

         All payments of principal and interest on this Term Note shall be payable in lawful money of the United States of America. Principal and interest shall be paid to the Bank at its office at 4747 Irving Park Road, Chicago, Illinois 60641, or at such other place as the holder of this Note may designate in writing to the undersigned. This Term Note may be prepaid in the amounts and at the times set forth in the Loan Agreement, subject to the applicable provisions of the Loan Agreement.

         This Term Note is secured by the collateral pledged pursuant to the documents described in Section 3 of the Loan Agreement, to which agreements references are hereby made for a statement of the terms and conditions under which the due date of this Term Note or any payment hereon may be accelerated or is automatically accelerated. The holder of this Note is entitled to all of the benefits provided in said agreements. The Maker agrees to pay all costs of collection and all reasonable attorneys' fees paid or incurred in enforcing any of the Bank's rights hereunder promptly on demand of the Bank.

         This Term Note is a replacement and substitute for, but not a repayment of, that certain $1,624,685.17 Replacement Term Note dated April 1, 1998 of the Maker payable to the order of LaSalle Bank National Association and does not and shall not be deemed to constitute a novation therefor.

                             CFC INTERNATIONAL, INC.


                             By:
                             Its:

AFTER RECORDING RETURN TO:

James Feeney
LaSalle Bank N.A.
4747 West Irving Park Road
Chicago, Illinois 60641


PERMANENT INDEX NUMBER:

32-16-203-013
32-16-203-014


PROPERTY ADDRESS:

500 State Street
Chicago Heights, Illinois 60411

-----------------------------------------------------------------



                         SIXTH AMENDMENT TO MORTGAGE AND
                         ASSIGNMENT OF RENTS AND LEASES


         THIS SIXTH AMENDMENT TO MORTGAGE AND ASSIGNMENT OF RENTS AND LEASES dated as of November 13, 1998 is between CFC INTERNATIONAL, INC. (the
"Mortgagor"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Mortgagee").

                                R E C I T A L S:

A. The Mortgagor executed a Mortgage (the "Mortgage") dated June 10, 1986 and recorded on June 11, 1986 as Document No. 86236291 in the Office of the Recorder of Deeds of Cook County, Illinois (the "Recorder's Office"), encumbering certain property commonly known as 500 State Street, Chicago Heights, Illinois and as more particularly described in Exhibit A attached hereto (the "Premises").

B. The Mortgagor executed an Assignment of Rents and Leases (the "Assignment" and, together with the Mortgage, the "Collateral Documents") dated as of June 10, 1986 and recorded on June 11, 1986 as Document No. 86236292 in the Recorder's Office and relating to the Premises.

C. The Collateral Documents were amended pursuant to:

   (i) First Amendment dated May 4, 1987 and recorded in the Recorder's Office on May 6, 1987 as Document No. 87244769;

   (ii) Second Amendment dated December 16, 1988 and recorded in the Recorder's Office on December 21, 1988 as Document No. 88587863;

   (iii) Third Amendment dated March 31, 1992 and recorded in the Recorder's Office on May 5, 1992 as Document No. 92305060;

   (iv) Fourth Amendment date June 1, 1996 and recorded in the Recorder's Office on June 21, 1996 as Document No. 96479606; and

   (v) Fifth Amendment dated April 1, 1998 and recorded in the Recorder's Office on November 9, 1998 as Document No. 08010241.

D. Contemporaneously herewith, the Mortgagor and the Mortgagee have entered into that certain First Amendment of even date herewith (the "Loan Amendment") to Amended and Restated Loan Agreement dated as of April 1, 1998 (the "Loan Agreement"), pursuant to which the Mortgagee has extended to the Mortgagor, among other things, a term loan (the "Term Loan"), the outstanding principal amount of which is $2,625,000 as of the date hereof. The Term Loan bears interest at a fixed rate equal to 7.05% per annum. The Term Loan is evidenced by that certain Replacement Term Note of even date herewith (the "Term Note").

E. The Mortgagor and the Mortgagee have agreed to amend the Collateral Documents as more particularly set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

     1. "Indebtedness Hereby Secured". Whenever in the Collateral Documents the term "Indebtedness Hereby Secured" is used, it shall be deemed to mean the indebtedness evidenced by the Term Note, including the principal thereof and interest and premium, if any, thereon, and any extensions and renewals thereof, in whole or in part, and any and all other sums which may be at any time due or owing or required to be paid as herein or in the Term Note provided.

     2. "Note". All references in the Collateral Documents to the "Note" or "Notes" shall be deemed to be a reference to the Term Note as defined herein and any extensions and renewals thereof, in whole or in part.

     3. "Agreement". All references in the Collateral Documents to the "Agreement" shall be deemed to be a reference to the Loan Agreement, as amended by the Loan Amendment, as defined herein.

     4. Continuing Effect. The Collateral Documents are hereby amended in all other respects to include and give effect to the foregoing amendments. All the terms of the Collateral Documents are hereby incorporated by reference herein, and the Collateral Documents, except as hereby modified, shall remain in full force and effect in all respects. The Mortgagor, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Collateral Documents.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


LASALLE BANK NATIONAL               CFC INTERNATIONAL, INC.
ASSOCIATION

By: _________________________       By: _________________________
Its:_________________________       Its:_________________________


This Document Prepared by:

Denise Sondej, Esq.
ABN AMRO North America, Inc.
135 S. LaSalle Street, Suite 925
Chicago, Illinois 60603


STATE OF ILLINOIS )
                  ) SS.
COUNTY OF COOK    )


         I, the undersigned, a Notary Public in and for said County, in the State aforesaid, do hereby certify that __________________ of CFC INTERNATIONAL, INC., who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such _________________, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

         GIVEN  under  my  hand  and  notarial   seal  this   _________  day  of
_____________, 1998.

                                                ---------------------
                                                Notary Public

SEAL:





STATE OF ILLINOIS )
                  ) SS.
COUNTY OF COOK    )


         I, the undersigned, a Notary Public in and for said County, in the State aforesaid, do hereby certify that __________________ of LASALLE BANK NATIONAL ASSOCIATION, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such __________________, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said Bank, for the uses and purposes therein set forth.

         GIVEN  under  my  hand  and  notarial   seal  this   _________  day  of
_____________, 1998.

                                                     ---------------------
                                                          Notary Public

SEAL: